Exhibit 99.1
MYR Group Inc. Announces Second-Quarter and First-Half 2025 Results
Board Approves New $75 Million Share Repurchase Program
Thornton, Colo., July 30, 2025 – MYR Group Inc. (“MYR or the "Company”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced today its second-quarter and first-half 2025 financial results.
Highlights for Second Quarter 2025
•Quarterly revenues of $900.3 million
•Record quarterly net income of $26.5 million, or $1.70 per diluted share
•Record quarterly EBITDA of $55.6 million
•Backlog of $2.64 billion
Management Comments
Rick Swartz, MYR’s President and CEO, said, “Our second quarter performance resulted in quarterly revenues of $900 million and backlog of $2.64 billion with net income, consolidated gross profit, gross margin and EBITDA all increasing compared to the same period of 2024.” Mr. Swartz continued, “This quarter, we secured multiple master services agreements and new projects across our core markets, further expanding our business footprint. We value the strong relationships we’ve established with our customers and continue to leverage the full capabilities of MYR Group companies to enhance the value we deliver while strategically positioning ourselves for future growth.”
Second Quarter Results
MYR reported second-quarter 2025 revenues of $900.3 million, an increase of $71.4 million, compared to the second quarter of 2024. Specifically, our Transmission and Distribution (“T&D”) segment reported quarterly revenues of $506.3 million, an increase of $48.1 million, from the second quarter of 2024, due to an increase of $25.1 million in revenue on distribution projects and an increase of $22.9 million in revenue on transmission projects. Our Commercial and Industrial (“C&I”) segment reported quarterly revenues of $394.1 million, an increase of $23.4 million, from the second quarter of 2024.
Consolidated gross profit increased to $103.7 million in the second quarter of 2025, compared to $40.8 million for the second quarter of 2024. The increase in gross profit was due to higher margin and revenues. Gross margin increased to 11.5 percent for the second quarter of 2025 from 4.9 percent for the second quarter of 2024. The increase in gross margin was primarily due to the second quarter of 2024 being negatively impacted by certain T&D clean energy projects and a C&I project. In the second quarter of 2025 gross margin was also positively impacted by better-than-anticipated productivity and a favorable job closeout. These margin increases were partially offset by an increase in costs associated with labor and project inefficiencies and unfavorable change orders. Changes in estimates of gross profit on certain projects resulted in gross margin decreases of 1.0 percent and 7.2 percent for the second quarter of 2025 and 2024, respectively.
Selling, general and administrative expenses (“SG&A”) increased to $63.3 million in the second quarter of 2025, compared to $61.8 million for the second quarter of 2024. The period-over-period increase was primarily due to an increase in employee incentive compensation costs and an increase in employee-related expenses to support future growth. These increases were partially offset by $5.0 million of contingent compensation expense, related to a prior acquisition, recognized during the second quarter of 2024.
Interest expense increased to $1.9 million in the second quarter of 2025, compared to $1.2 million for the second quarter of 2024. The period-over-period increase was primarily due to higher average outstanding debt balances partially offset by lower interest rates during the second quarter of 2025 as compared to the second quarter of 2024.
Income tax expense was $10.9 million for the second quarter of 2025, with an effective tax rate of 29.2 percent, compared to an income tax benefit of $6.9 million for the second quarter of 2024, with an effective tax rate of 31.0 percent. The period-over-period change in tax rate was primarily due to the reduction of the impact of the global intangible low tax income (“GILTI”).
For the second quarter of 2025, net income was $26.5 million, or $1.70 per diluted share, compared to net loss of $15.3 million, or ($0.91) per diluted share, for the same period of 2024. Second-quarter 2025 EBITDA, a non-GAAP financial measure, was $55.6 million, compared to ($4.7) million in the second quarter of 2024.

First-Half Results
MYR reported first-half 2025 revenues of $1.73 billion, an increase of $89.4 million, compared to the first half of 2024. Specifically, our T&D segment reported revenues of $968.0 million, an increase of $19.4 million, from the first half of 2024, due to an increase of $40.6 million in revenue on distribution projects, partially offset by a decrease of $21.2 million in revenue on transmission projects, primarily related to clean energy. Our C&I segment reported revenues of $765.9 million, an increase of $70.1 million, from the first half of 2024.
Consolidated gross profit increased to $200.6 million in the first half of 2025, compared to $127.1 million in the first half of 2024. The increase in gross profit was due to higher margin and revenues. Gross margin increased to 11.6 percent for the first half of 2025 from 7.7 percent for the first half of 2024. The increase in gross margin was primarily due to the first half of 2024 being negatively impacted by certain T&D clean energy projects and by a C&I project. In the first half of 2025, gross margin was also positively impacted by better-than-anticipated productivity, favorable change orders and a favorable job closeout. These margin increases were partially offset by an increase in costs associated with labor and project inefficiencies and unfavorable change orders. Changes in estimates of gross profit on certain projects resulted in gross margin decreases of 1.2 percent and 4.2 percent for the first half of 2025 and 2024, respectively.
SG&A increased to $125.8 million in the first half of 2025, compared to $124.1 million for the first half of 2024. The period-over-period increase was primarily due to an increase in employee incentive compensation costs and an increase in employee-related expenses to support future growth. These increases were partially offset by $8.2 million of contingent compensation expense, related to a prior acquisition, recognized during the first half of 2024.
Interest expense increased to $3.3 million in the first half of 2025, compared to $2.3 million for the first half of 2024. The period-over-period increase was primarily due to higher average outstanding debt balances, partially offset by lower interest rates during the first half of 2025 as compared to the first half of 2024.
Income tax expense was $20.4 million for the first half of 2025, with an effective tax rate of 29.1 percent, compared to income tax benefit of $2.7 million for the first half of 2024, with an effective tax rate of negative 281.9 percent. The period-over-period change in tax rate was primarily due to higher pretax income, lower other permanent difference items and lower stock compensation excess tax benefits.
For the first half of 2025, net income was $49.8 million, or $3.15 per diluted share, compared to $3.7 million, or $0.22 per diluted share, for the same period of 2024.
Backlog
As of June 30, 2025 and March 31, 2025, MYR's backlog was $2.64 billion. As of June 30, 2025, T&D backlog was $926.5 million, and C&I backlog was $1.72 billion. Total backlog as of June 30, 2025 increased $97.7 million, or 3.8 percent, from the $2.54 billion reported as of June 30, 2024.
Balance Sheet
As of June 30, 2025, MYR had $383.3 million of borrowing availability under its $490 million revolving credit facility.
Share Repurchase Program
In addition, the Company announced today that its Board of Directors approved a new share repurchase program (the “Repurchase Program”), which authorizes the Company to repurchase, in the aggregate, up to $75.0 million of its outstanding shares of common stock from time to time at management’s discretion on the open market or in privately negotiated transactions, including through Rule 10b5-1 trading plans, structured transactions or other means in accordance with applicable securities laws. The amount and timing of repurchases are subject to a variety of factors, including market and business conditions, as well as applicable contractual and legal requirements. The Repurchase Program will expire on February 4, 2026, or when the authorized funds are exhausted, whichever is earlier. The Company is not obligated to acquire any specific amount of common stock, and the Company’s Board of Directors may modify or terminate the Repurchase Program at any time. The Company intends to fund the Repurchase Program with cash on hand and through borrowings under its credit facility. The Repurchase Program replaces and supersedes the Company’s prior $75.0 million repurchase program, under which the Company had exhausted substantially all of the available funds, and such prior repurchase program has been terminated.

Non-GAAP Financial Measures
To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.
Conference Call
MYR will host a conference call to discuss its second-quarter 2025 results on Thursday, July 31, 2025 at 8:00 a.m. Mountain time. To participate via telephone and join the call live, please register in advance here: https://register-conf.media-server.com/register/BI77f3a6ef1ade4e0b906689884da5e6f6. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode. Participants may access the audio-only webcast of the conference call from the Investors page of MYR Group’s website at myrgroup.com. A replay of the webcast will be available for seven days.
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Through their T&D segment they provide services on electric transmission, distribution networks, substation facilities, clean energy projects and electric vehicle charging infrastructure. Their comprehensive T&D services include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for data centers, airports, hospitals, hotels, stadiums, commercial and industrial facilities, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting, signalization and electric vehicle charging infrastructure. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.
Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Jennifer Harper, Vice President, Investor Relations & Treasurer, 847-979-5835, investorinfo@myrgroup.com
Financial tables follow…

MYR GROUP INC.
Consolidated Balance Sheets
As of June 30, 2025 and December 31, 2024

(in thousands, except share and per share data)	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,956	$3,464
Accounts receivable, net of allowances of $2,168 and $1,129, respectively	599,629	653,069
Contract assets, net of allowances of $537 and $422, respectively	347,082	301,942
Current portion of receivable for insurance claims in excess of deductibles	10,131	9,081
Refundable income taxes	4,392	4,638
Prepaid expenses and other current assets	33,416	42,468
Total current assets	1,017,606	1,014,662
Property and equipment, net of accumulated depreciation of $402,519 and $387,223, respectively	281,901	278,226
Operating lease right-of-use assets	45,322	42,648
Goodwill	115,466	112,983
Intangible assets, net of accumulated amortization of $37,584 and $34,573, respectively	75,048	75,691
Receivable for insurance claims in excess of deductibles	34,245	34,553
Deferred income taxes	6,002	5,734
Investment in joint ventures	4,611	3,730
Other assets	6,781	5,832
Total assets	$1,586,982	$1,574,059

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$4,458	$4,363
Current portion of operating lease obligations	12,848	12,141
Current portion of finance lease obligations	915	1,046
Accounts payable	308,191	295,476
Contract liabilities	286,288	321,958
Current portion of accrued self-insurance	26,801	25,883
Accrued income taxes	3,583	196
Other current liabilities	123,308	87,837
Total current liabilities	766,392	748,900
Deferred income tax liabilities	53,614	52,498
Long-term debt	81,623	70,018
Accrued self-insurance	53,577	53,600
Operating lease obligations, net of current maturities	32,446	30,496
Finance lease obligations, net of current maturities	1,632	1,930
Other liabilities	14,464	16,257
Total liabilities	1,003,748	973,699
Commitments and contingencies
Shareholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 15,522,834 and 16,121,901 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	155	161
Additional paid-in capital	156,138	159,133
Accumulated other comprehensive loss	(7,657)	(12,651)
Retained earnings	434,598	453,717
Total shareholders’ equity	583,234	600,360
Total liabilities and shareholders’ equity	$1,586,982	$1,574,059

MYR GROUP INC.
Unaudited Consolidated Statements of Operations
Three and Six Months Ended June 30, 2025 and 2024

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024
Contract revenues	$900,325	$828,890	$1,733,945	$1,644,452
Contract costs	796,614	788,047	1,533,333	1,517,366
Gross profit	103,711	40,843	200,612	127,086
Selling, general and administrative expenses	63,313	61,839	125,837	124,072
Amortization of intangible assets	1,211	1,217	2,399	2,445
Gain on sale of property and equipment	(600)	(1,506)	(1,701)	(2,995)
Income (loss) from operations	39,787	(20,707)	74,077	3,564
Other income (expense):
Interest income	45	81	236	223
Interest expense	(1,905)	(1,241)	(3,319)	(2,295)
Other expense, net	(533)	(270)	(833)	(533)
Income (loss) before provision for income taxes	37,394	(22,137)	70,161	959
Income tax expense (benefit)	10,928	(6,860)	20,387	(2,703)
Net income (loss)	$26,466	$(15,277)	$49,774	$3,662
Income (loss) per common share:
—Basic	$1.70	$(0.91)	$3.16	$0.22
—Diluted	$1.70	$(0.91)	$3.15	$0.22
Weighted average number of common shares and potential common shares outstanding:
—Basic	15,527	16,756	15,759	16,734
—Diluted	15,575	16,809	15,813	16,820

MYR GROUP INC.
Unaudited Consolidated Statements of Cash Flows
Six Months Ended June 30, 2025 and 2024

	Six months ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$49,774	$3,662
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	30,139	29,659
Amortization of intangible assets	2,399	2,445
Stock-based compensation expense	5,759	4,248
Deferred income taxes	347	—
Gain on sale of property and equipment	(1,701)	(2,995)
Other non-cash items	(180)	1,266
Changes in operating assets and liabilities:
Accounts receivable, net	55,665	(34,139)
Contract assets, net	(42,167)	17,057
Receivable for insurance claims in excess of deductibles	(742)	(30)
Other assets	4,737	(3,507)
Accounts payable	11,133	(10,336)
Contract liabilities	(36,516)	16,514
Accrued self-insurance	872	(4,161)
Other liabilities	36,628	10,688
Net cash flows provided by operating activities	116,147	30,371
Cash flows from investing activities:
Proceeds from sale of property and equipment	3,726	3,380
Purchases of property and equipment	(34,289)	(45,961)
Net cash flows used in investing activities	(30,563)	(42,581)
Cash flows from financing activities:
Borrowings under revolving lines of credit	488,553	290,907
Repayments under revolving lines of credit	(474,695)	(279,488)
Payment of principal obligations under equipment notes	(2,158)	(2,595)
Payment of principal obligations under finance leases	(568)	(549)
Repurchase of common stock	(75,000)	(14,251)
Debt refinancing costs	—	(33)
Payments related to tax withholding for stock-based compensation	(2,653)	(5,866)
Other financing activities	—	1,600
Net cash flows used in financing activities	(66,521)	(10,275)
Effect of exchange rate changes on cash	429	(545)
Net increase (decrease) in cash and cash equivalents	19,492	(23,030)
Cash and cash equivalents:
Beginning of period	3,464	24,899
End of period	$22,956	$1,869

MYR GROUP INC.
Unaudited Consolidated Selected Data,
Unaudited Performance Measure and Reconciliation of Non-GAAP Measure
For the Three, Six and Twelve Months Ended June 30, 2025 and 2024 and
As of June 30, 2025, December 31, 2024, June 30, 2024 and June 30, 2023

	Three months ended June 30,		Last twelve months ended June 30,
(dollars in thousands, except share and per share data)	2025	2024	2025		2024
Summary Statement of Operations Data:
Contract revenues	$900,325	$828,890	$3,451,783		$3,588,125
Gross profit	$103,711	$40,843	$363,845		$316,964
Income (loss) from operations	$39,787	$(20,707)	$124,595		$72,793
Income before provision for income taxes	$37,394	$(22,137)	$115,695		$67,295
Income tax expense (benefit)	$10,928	$(6,860)	$39,320		$18,079
Net income (loss)	$26,466	$(15,277)	$76,375		$49,216
Tax rate	29.2%	31.0%	34.0%		26.9%

Per Share Data:
Income (loss) per common share:
–Basic	$1.70	$(0.91)	$4.80	(1)	$2.95	(1)
–Diluted	$1.70	$(0.91)	$4.79	(1)	$2.92	(1)
Weighted average number of common shares and potential common shares outstanding:
–Basic	15,527	16,756	15,982	(2)	16,718	(2)
–Diluted	15,575	16,809	16,035	(2)	16,828	(2)

(in thousands)	June 30, 2025	December 31, 2024	June 30, 2024	June 30, 2023
Summary Balance Sheet Data:
Total assets	$1,586,982	$1,574,059	$1,583,242	$1,464,803
Total shareholders’ equity	$583,234	$600,360	$633,342	$604,300
Goodwill and intangible assets	$190,514	$188,674	$195,227	$202,989
Total funded debt (3)	$86,081	$74,381	$45,065	$45,125

	Three months ended June 30,				Six months ended June 30,
(dollars in thousands)	2025		2024		2025		2024
Segment Results:	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Contract revenues:
Transmission & Distribution	$506,273	56.2%	$458,209	55.3%	$968,043	55.8%	$948,604	57.7%
Commercial & Industrial	394,052	43.8	370,681	44.7	765,902	44.2	695,848	42.3
Total	$900,325	100.0%	$828,890	100.0%	$1,733,945	100.0%	$1,644,452	100.0%
Operating income (loss):
Transmission & Distribution	$40,465	8.0%	$(8,300)	(1.8)%	$76,686	7.9%	$21,536	2.3%
Commercial & Industrial	21,992	5.6	1,608	0.4	39,369	5.1	13,031	1.9
Total	62,457	6.9	(6,692)	(0.8)	116,055	6.7	34,567	2.1
Corporate	(22,670)	(2.5)	(14,015)	(1.7)	(41,978)	(2.4)	(31,003)	(1.9)
Consolidated	$39,787	4.4%	$(20,707)	(2.5)%	$74,077	4.3%	$3,564	0.2%

See notes at the end of this earnings release

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended June 30, 2025 and 2024

	Three months ended June 30,		Last twelve months ended June 30,
(in thousands, except share, per share data, ratios and percentages)	2025	2024	2025	2024

Financial Performance Measures (4):
EBITDA (5)	$55,599	$(4,703)	$188,439	$134,939
EBITDA per Diluted Share (6)	$3.57	$(0.28)	$11.77	$8.02
EBIA, net of taxes (7)	$28,640	$(13,637)	$84,258	$56,375
Free Cash Flow (8)	$11,638	$2,503	$108,625	$(3,424)
Book Value per Period End Share (9)	$37.46	$37.92
Tangible Book Value (10)	$392,720	$438,115
Tangible Book Value per Period End Share (11)	$25.22	$26.23
Funded Debt to Equity Ratio (12)	0.15	0.07
Asset Turnover (13)			2.18	2.45
Return on Assets (14)			4.8%	3.4%
Return on Equity (15)			12.1%	8.1%
Return on Invested Capital (16)			12.7%	8.7%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net Income (loss) to EBITDA:
Net income (loss)	$26,466	$(15,277)	$76,375	$49,216
Interest expense, net	1,860	1,160	7,121	4,897
Income tax expense (benefit)	10,928	(6,860)	39,320	18,079
Depreciation and amortization	16,345	16,274	65,623	62,747
EBITDA (5)	$55,599	$(4,703)	$188,439	$134,939

Reconciliation of Net Income (loss) per Diluted Share to EBITDA per Diluted Share:
Net income (loss) per share	$1.70	$(0.91)	$4.79	$2.92
Interest expense, net, per share	0.12	0.07	0.44	0.29
Income tax expense (benefit) per share	0.70	(0.41)	2.45	1.08
Depreciation and amortization per share	1.05	0.97	4.09	3.73
EBITDA per Diluted Share (6)	$3.57	$(0.28)	$11.77	$8.02

Reconciliation of Non-GAAP measure:
Net income (loss)	$26,466	$(15,277)	$76,375	$49,216
Interest expense, net	1,860	1,160	7,121	4,897
Amortization of intangible assets	1,211	1,217	4,823	4,897
Tax impact of interest and amortization of intangible assets	(897)	(737)	(4,061)	(2,635)
EBIA, net of taxes (7)	$28,640	$(13,637)	$84,258	$56,375

Calculation of Free Cash Flow:
Net cash flow from operating activities	$32,861	$22,681	$172,891	$85,543
Less: cash used in purchasing property and equipment	(21,223)	(20,178)	(64,266)	(88,967)
Free Cash Flow (8)	$11,638	$2,503	$108,625	$(3,424)

See notes at the end of this earnings release.

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
As of June 30, 2025, 2024 and 2023

(in thousands, except per share amounts)	June 30, 2025	June 30, 2024
Reconciliation of Book Value to Tangible Book Value:
Book value (total shareholders' equity)	$583,234	$633,342
Goodwill and intangible assets	(190,514)	(195,227)
Tangible Book Value (10)	$392,720	$438,115

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$37.46	$37.92
Goodwill and intangible assets per period end share	(12.24)	(11.69)
Tangible Book Value per Period End Share (11)	$25.22	$26.23

Calculation of Period End Shares:
Shares outstanding	15,523	16,648
Plus: common equivalents	48	53
Period End Shares (17)	15,571	16,701

(in thousands)	June 30, 2025	June 30, 2024	June 30, 2023
Reconciliation of Invested Capital to Shareholders Equity:
Book value (total shareholders' equity)	$583,234	$633,342	$604,300
Plus: total funded debt	86,081	45,065	45,125
Less: cash and cash equivalents	(22,956)	(1,869)	(22,850)
Invested Capital	$646,359	$676,538	$626,575
Average Invested Capital (18)	$661,449	$651,557
See notes at the end of this earnings release.

(1)Last-twelve-months earnings per share is the sum of earnings per share reported in the last four quarters.
(2)Last-twelve-months weighted average basic and diluted shares were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)Funded debt includes outstanding borrowings under our revolving credit facility and our outstanding equipment notes.
(4)These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income (loss) as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations. Management further believes that EBITDA is useful to investors and other external users of our financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(6)EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income (loss) per diluted share.
(7)EBIA, net of taxes is defined as net income (loss) plus net interest plus amortization of intangible assets, less the tax impact of net interest and amortization of intangible assets. The tax impact of net interest and amortization of intangible assets is computed by multiplying net interest and amortization of intangible assets by the effective tax rate. Management uses EBIA, net of taxes, to measure our results exclusive of the impact of financing and amortization of intangible assets costs.
(8)Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income (loss), cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)Book value per period end share is calculated by dividing total shareholders’ equity at the end of the period by the period end shares outstanding.
(10)Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from shareholders’ equity. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or shareholders’ equity.
(11)Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income (loss) per diluted share.
(12)The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total shareholders’ equity at the end of the period.
(13)Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)Return on assets is calculated by dividing net income (loss) for the period by total assets at the beginning of the period.
(15)Return on equity is calculated by dividing net income (loss) for the period by total shareholders’ equity at the beginning of the period.
(16)Return on invested capital is calculated by dividing EBIA, net of taxes, less any dividends, by average invested capital. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.
(17)Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(18)Average invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total shareholders’ equity and calculating the average of the beginning and ending of each period.